Exhibit 99.2

Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are derived from the historical financial statements of the Fusion after giving effect to the acquisition of the assets and liabilities of the Apptix under the terms of the Apptix Purchase Agreement.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 give pro forma effect to the business combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 assumes that the business combination was effective on September 30, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from Fusion's audited consolidated statement of operations and the audited consolidated statement of operations of the Seller, in each case, for the year ended December 31, 2015. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2016 were derived from Fusion's unaudited condensed consolidated financial statements and the unaudited financial statements of the Seller, in each case, as of and for the nine months ended September 30, 2016.

The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet contain certain adjustments to (i) convert the Seller’s historical financial statements from International Financial Reporting Standards (“IFRS”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”); and (ii) remove the assets, liabilities, income and expenses of the Seller, as these items are excluded from the Apptix Purchase Agreement.
The unaudited pro forma condensed financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. GAAP. The Company has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to be completed, therefore valuation of the acquired intangibles and other acquired assets and liabilities are preliminary and subject to change. The assets and liabilities of the Apptix have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The Company has commenced the necessary valuation and other studies required to complete the acquisition accounting and intends to finalize the acquisition accounting as soon as practicable within the required measurement period in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, but in no event later than one year following completion of the transaction.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●
The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K filed on March 28, 2016.
●
The Company’s unaudited financial statements and the related notes thereto as of and for the nine months ended September 30, 2016 included in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2016.
●
The Seller’s audited financial statements for the years ended December 31, 2015 and 2014 and the Seller’s unaudited financial statements as of and for the nine months ended September 30, 2016 appearing elsewhere in this report.

The pro forma financial statements give effect to the following transactions:

●
The acquisition of Apptix as described in Item 2.01 of this report.
●
The consummation of the transactions contemplated by the East West Credit Agreement as described in item 2.03 of this report.
●
The repayment of indebtedness to Opus Bank as described in Item 2.03 of this report.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2016

			Apptix Adjustments		Pro Forma Adjustments
	Fusion Historical	Apptix Historical (IFRS)	Conversion from IFRS to U.S. GAAP	Excluded Assets and Liabilities of Apptix ASA (Parent)	East West Credit Agreement		Repayment of existing indebtedness		Acquistion of Apptix		Pro Forma Combined
ASSETS
Current assets:
Cash an cash equivalents	882,040	4,053,991	-	(19,893)	63,352,750	(a)	(40,068,671)	(a)	(26,997,583)	(b), (c)	1,202,634
Accounts receivable, net of allowance for doubtful accounts	8,199,522	1,789,356	-	-	-		-		-		9,988,878
Prepaid expenses and other current assets	2,457,736	911,302	-	(32,391)	-		-		-		3,336,647
Total current assets	11,539,298	6,754,649	-	(52,284)	63,352,750		(40,068,671)		(26,997,583)		14,528,159
Property and equipment, net	12,929,148	3,214,366	1,575,000	-	-		-		(1,910,489)		15,808,025
Other assets:
Security deposits	548,288	-	-	-	-		-		-		548,288
Restrictred cash	27,153	-	-	-	-		-		-		27,153
Goodwill	28,049,775	9,966,907	810,000	-	-		-		(8,783,382)	(c), (d)	30,043,300
Intangible assets, net	42,727,552	79,392	-	-	-		-		25,546,889	(d)	68,353,833
Other assets	302,053	-	-	-	1,647,250	(a)	(214,294)		-		1,735,009
Total other assets	71,654,821	10,046,299	810,000	-	1,647,250		(214,294)		16,763,507		100,707,583
TOTAL ASSETS	96,123,267	20,015,314	2,385,000	(52,284)	65,000,000		(40,282,965)		(12,144,565)		131,043,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable - non-related parties	685,780	-	-	-	-		-		-		685,780
Current portion of long-term debt	-	2,720,286	-	-	-		-		(2,720,286)	(c)	-
Due to Root Axcess seller	333,334	-	-	-	-		-		-		333,334
Due to TFB seller	100,000	-	-	-	-		-		-		100,000
Equipment financing obligation	997,089	-	-	-	-		-		-		997,089
Accounts payable and accrued expenses	12,610,885	4,461,794	-	(30,071)	-		-		735,226	(c)	17,777,834
Deferred Revenue	-	-	-	-	-		-		-		-
Line of credit	-	-	-	-	-		-		-		-
Total Current liabilities	14,727,088	7,182,080	-	(30,071)	-		-		(1,985,060)		19,894,037
Long-term liabilities:
Notes payable - non-related parties, net of discount	30,672,580	-	-		-		-		-		30,672,580
Long-term debt		3,940,000	-	-	-		-		(3,940,000)	(c)	-
Term loan	25,000,000	-	-	-	65,000,000	(a)	(25,000,000)	(a)	-		65,000,000
Indebtedness under revolving credit facility	15,000,000	-	-	-			(15,000,000)	(a)	-		-
Due to TFB seller	861,606	-	-	-	-		-		-		861,606
Notes payable - related parties	1,112,445	-	-	-	-		-		-		1,112,445
Equipment financing obligation	1,492,558	-	-	-	-		-		-		1,492,558
Derivative liabilities	233,934	-	-	-	-		-		-		233,934
Total liabilities	89,100,211	11,122,080	-	(30,071)	65,000,000		(40,000,000)		(5,925,060)		119,267,160
Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock, $0.01 par value, 10,000,000 shares authorized	173	-	-	-	-		-		-		173
Common stock, $0.01 par value, 50,000,000 shares authorized	150,650	-	-	-	-		-		29,979	(b)	180,629
Common Stock	-	4,666,000	-	(4,665,875)	-		-		(125)	(c)	-
Capital in excess of par value	185,764,507	69,523,048	-	6,073,323	-		-		(70,589,834)	(b), (c)	190,771,044
Accumulated deficit	(178,892,274)	(65,295,814)	2,385,000	(1,429,661)	-		(282,965)	(a)	64,340,475	(c)	(179,175,239)
Total stockholders' equity	7,023,056	8,893,234	2,385,000	(22,213)	-		(282,965)		(6,219,505)		11,776,607
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	96,123,267	20,015,314	2,385,000	(52,284)	65,000,000		(40,282,965)		(12,144,565)		131,043,767

(a)
Represents a $65 million term loan with East West Bank, less a transaction fee of $835,000 paid to East West Bank at closing. The proceeds of the term loan were used to retire FNAC's obligations under a $40 million credit facility with Opus Bank (including $68,000 of accrued interest and the write off of $214,000 of deferred financing costs), to fund the cash portion of the Apptix purchase price and to pay for transaction expenses in the amount of $812,250.

(b)	Represents consideration paid in the amout of $23 million in cash and 2,997,926 shares of the Fusion's common stock valued at $1.68 per share.

(c)
Represents (i) the exclusion of assets and liabilities not acquired by Fusion under the terms of the Apptix Purchase Agreement, (ii) preliminary adjustments to the fair value of assets acquired and liabilities assumed and (iii) the elimination of Apptix's equity.

(d)	The excess of the purchase price over the estimated fair value of Apptix's assets and liabilities acquired is as follows:

Cash	22,963,485
Fusion Stock	5,036,515
Purchase Price	28,000,000

Estimated preliminary fair value of net assets acquired:

Accounts receivable, net	1,789,356
Prepaids	878,911
Property and equipment	2,878,877
Intangible Assets	25,626,281
Current liabilities	(5,166,950)

26,006,475
Estimated Goodwill	1,993,525

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015

			Apptix Adjustments
	Fusion Historical	Apptix Historical (IFRS)	IFRS to GAAP	Excluded income and expenses of Apptix ASA (Parent)	Pro forma Adjustments		Combined

Revenues	101,694,516	34,415,746	-	-	-		136,110,262
Cost of revenues (exclusive of depreciation and amortization shown separtely below)	56,724,121	10,298,470	-	-	-		67,022,591
Gross Profit	44,970,395	24,117,276	-	-	-		69,087,671
Depreciation and amortization	12,975,981	2,687,000	-	-	3,077,980	(a)	18,740,961
Impairment charges		10,000,000	(5,982,000)		(4,018,000)	(b)	-
Selling, general and administration expenses, including stock-based compensation	41,009,107	23,385,138	1,122,000	(377,721)			65,138,524
Total operating expenses	53,985,088	36,072,138	(4,860,000)	(377,721)	(940,020)		83,879,485
Operating (loss) income	(9,014,693)	(11,954,862)	4,860,000	377,721	940,020		(14,791,814)
Other (expenses) income:
Interest expense	(6,062,923)	(1,071,163)	-	(1,677,093)	655,883	(c), (d)	(8,155,296)
Gain on change in fair value of deriviative liability	1,843,997	-	-	-	-		1,843,997
Loss on extinguisment of debt	(2,720,355)	-	-	-	-		(2,720,355)
Other income, net of other expenses	63,613	20,166,477	-	30,946	(20,166,477)	(e)	94,559
Total other (expenses) income	(6,875,668)	19,095,314	-	(1,646,147)	(19,510,594)		(8,937,095)
(Loss) income before income taxes	(15,890,361)	7,140,452	4,860,000	(1,268,426)	(18,570,574)		(23,728,909)
Benefit (provision) for income taxes	7,660,536	(288,000)					7,372,536
Net (loss) income	(8,229,825)	6,852,452	4,860,000	(1,268,426)	(18,570,574)		(16,356,373)
Preferred stock dividends in arrears	(1,578,220)	-	-	-	-		(1,578,220)
Net loss attributable to common stockholders	(9,808,045)	6,852,452	4,860,000	(1,268,426)	(18,570,574)		(17,934,593)
Basic and diluted loss per common share	(1.32)						(1.51)
Weighted average common shares outstanding:
Basic and diluted	8,873,766				2,997,926	(f)	11,871,692

(a)	Reflects the amortization expense associated with the acquired intangible assets.

(b)	Reflects removal of the impairment charges which occured prior to the date of acquisition and which would not have been incurred by Apptix had the transaction taken place on January 1, 2015

(c)
Reflects interest expense on the $65 million term loan with East West Bank and amortization of the related deferred financing fees, less interest expense incurred in connection with $40 million of indebtedness to Opus Bank and amortization of the related deferred financing fees, as such indebtedness was retired on the date of the acquisition of Apptix.

(d)	Reflects the exclusion of interest expense on the Apptix debt not assumed by Fusion under the terms of the Apptix Purchase Agreement.

(e)
Reflects the removal of the gain on the sale of Apptix's public cloud customer base, as this gain would not be included in Fusion's consolidated statement of operations had the acquisition taken place January 1, 2015.

(f)	Reflects shares of Fusion common stock valued at $5 million issued to the Apptix Sellers as part of the purchase price.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2016

			Apptix Adjustments
	Fusion Historical	Apptix Historical (IFRS)	IFRS to GAAP	Excluded income and expenses of Apptix ASA (Parent)	Pro forma Adjustments		Combined

Revenues	93,101,835	19,267,747	-	-	-		112,369,582
Cost of revenues (exclusive of depreciation and amortization shown separtely below)	53,936,078	7,088,521	-	-	-		61,024,599
Gross Profit	39,165,757	12,179,226	-	-	-		51,344,983
Depreciation and amortization	8,946,781	1,126,355	525,000	-	1,440,152	(a)	12,038,288
Selling, general and administration expenses including stock-based compensation	34,102,847	9,863,262	1,300,000	(217,342)			45,048,767
Total operating expenses	43,049,628	10,989,617	1,825,000	(217,342)	1,440,152		57,087,055
Operating loss	(3,883,871)	1,189,609	(1,825,000)	217,342	(1,440,152)		(5,742,072)
Other (expenses) income:
Interest expense	(4,877,828)	(592,496)		(64)	(631,233)	(b), (c)	(6,101,621)
Gain on change in fair value of deriviative liability	380,099	-	-	-	-		380,099
Other (expenses) income, net	33,514	151,003	-	-	-		184,517
Total other (expenses) income	(4,464,215)	(441,493)	-	(64)	(631,233)		(5,537,005)
(Loss) income before income taxes	(8,348,086)	748,116	(1,825,000)	217,278	(2,071,385)		(11,279,077)
Benefit (provision) for income taxes	(10,951)	-					(10,951)
Net (loss) income	(8,359,037)	748,116	(1,825,000)	217,278	(2,071,385)		(11,290,028)
Preferred stock dividends in arrears	(2,102,467)	-	-	-	-		(2,102,467)
Net loss attributable to common stockholders	(10,461,504)	748,116	(1,825,000)	217,278	(2,071,385)		(13,392,495)
Basic and diluted loss per common share	(0.72)						(0.76)
Weighted average common shares outstanding:
Basic and diluted	14,536,893				2,997,926	(d)	17,534,819

(a)	Reflects the amortization expense associated with the acquired intangible assets.

(b)
Reflects interest expense on the $65 million term loan with East West Bank and amortization of the related deferred financing fees, less interest expense incurred in connection with $40 million of indebtedness to Opus Bank and amortization of the related deferred financing fees, as such indebtedness was retired on the date of the acquisition of Apptix.

(c)	Reflects the exclusion of interest expense on the Apptix debt not assumed by Fusion under the terms of the Apptix Purchase Agreement.

(d)	Reflects shares of Fusion common stock valued at $5 million issued to the Apptix Sellers as part of the purchase price.